EXHIBIT 10.3

SECOND AMENDMENT TO DEED OF TRUST NOTE A

(Loan A)

THIS SECOND AMENDMENT TO DEED OF TRUST NOTE A (this “Agreement”) is made as of December 2, 2009, by and between SUNRISE CONNECTICUT AVENUE ASSISTED LIVING L.L.C., a limited liability company organized and existing under the laws of the Commonwealth of Virginia (the “Borrower”) and MB Financial Bank, N.A. a national banking association, its successors and assigns (the “Lender”).

RECITALS

A.                Borrower obtained a loan from the Lender and Chevy Chase Bank, a division of Capital One, N.A. (“Chevy Chase”) in the maximum principal amount of Thirty Million and No/Dollars ($30,000,000.00) (“Loan A”) which was advanced pursuant to the provisions of a certain Loan Agreement dated August 28, 2007 by and between the Borrower, Chevy Chase and the Lender, as amended by that certain First Amendment to Loan Agreement dated April 15, 2008, that certain Second Amendment to Loan Agreement dated August 28, 2009 and that certain Third Amendment to Loan Agreement and Settlement Agreement (the “Third Amendment”) dated of even date herewith (the same, as amended, modified, restated, substituted, extended and renewed at any time and from time to time, the “Loan Agreement”).

B.                 Loan A is evidenced by, and repaid with interest in accordance with the provisions of (i) a Deed of Trust Note A dated August 28, 2007 from the Borrower payable to Chevy Chase in the principal amount of Twenty Million and No/Dollars ($20,000,000.00), as amended by that certain First Amendment to Deed of Trust Note A dated August 28, 2009 and a Second Amendment to Deed of Trust Note A dated of even date herewith (as amended, modified, restated, substituted, extended and renewed at anytime and from time to time, the “Chevy Chase Note”) and (ii) a Deed of Trust Note A dated August 28, 2007 from the Borrower payable to the Lender in the principal amount of Ten Million and No/Dollars ($10,000,000.00), as amended by that certain First Amendment to Deed of Trust Note A dated August 28, 2009 (as amended by this Agreement and as amended, modified, restated, substituted, extended and renewed at anytime and from time to time, the “MB Financial Note” and, collectively with Chevy Chase Note, the “Notes”).

C.                 Loan A is guaranteed by Sunrise Senior Living, Inc. a Delaware corporation (“Guarantor”), pursuant to the terms of that certain Guaranty of Payment dated August 28, 2007, as amended by that certain First Amendment to Guaranty of Payment dated September 8, 2008 and that certain Second Amendment to Guaranty of Payment dated August 28, 2009 and that certain Third Amendment to Guaranty of Payment dated of even date herewith (as amended, modified, restated, substituted, extended and renewed at anytime and from time to time, the “Guaranty”).

D.                The current outstanding principal balance of the Loan is Twenty-Nine Million Five Hundred Thirty-Eight Thousand Dollars ($29,538,000).  In connection with and in consideration of all terms, conditions and settlements of this Agreement and the Third Amendment, the Borrower shall make a principal curtailment of the Loan in the amount of Five Million Dollars ($5,000,000).

E.                 The Borrower has requested and the Lender has agreed to (i) reduce the maximum principal amount of Loan A from Thirty Million Dollars ($30,000,000) to Twenty-Four Million Five Hundred Thirty-Eight Thousand Dollars ($24,538,000), (ii) extend the Maturity Date of the MB Financial Note and (iiii) make such other changes as more particularly set forth herein.

AGREEMENTS

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, receipt of which is hereby acknowledged, Borrower and Lender agree as follows:

1.                  Borrower and Lender agree that the Recitals above are a part of this Agreement.  Unless otherwise expressly defined in this Agreement, terms defined in the MB Financial Note shall have the same meaning under this Agreement.

2.                  The parties hereto acknowledge and agree (a) that the outstanding principal balance of the MB Financial Note after Lender’s application of the $1,666,666.67 principal payment to be made from Borrower to Lender shall be $8,168,333.33 (b) that interest on the unpaid principal balance of the MB Financial Note has been paid through December 1, 2009, (c) that from and after Lender’s application of the $1,666,666.67 principal payment to be made from Borrower to Lender, the maximum principal balance of the MB Financial Note shall be limited to $8,168,133.33 and (d) that the unpaid principal balance of the MB Financial Note, together with accrued and unpaid interest thereon, is due and owing subject to the terms of repayment hereinafter set forth, without defense or offset.

3.                  Section 1 (Interest) of the MB Financial Note is hereby amended and restated in its entirety as follows:

“1.       Interest.

Commencing as of December 2, 2009 and continuing until repayment in full of all sums due hereunder, the unpaid Principal Sum shall bear interest at the fluctuating rate based on an independent index which is the average of interbank offered rates for one-month dollar deposits in the London Market as reported in The Wall Street Journal (the “Index”) plus 450 basis points per annum (the “LIBOR Rate”) which rate shall be adjusted for any reserve requirements imposed upon the Lender from time to time.  The LIBOR Rate does not necessarily represent the lowest rate of interest charged by the Lender to borrowers.  If the Index becomes unavailable during the term of this Note, the Lender may designate a substitute index after giving notice to the Borrower.  The LIBOR Rate will be adjusted on the first day of each month, based on the value of the Index as published in The Wall Street Journal as of the first business day of each month.  All interest payable under the terms of this Note shall be calculated on the basis of a 365-day year.  The LIBOR Rate shall be in effect for a period of the number of days indicated (each a “LIBOR Period”), in any case extended to the next succeeding Business Day (as defined in the Loan and Security Agreement of even date herewith) when necessary, beginning on the date hereof or the expiration date of the then-current LIBOR Period.”

4.                  Section 2 (Payments and Maturity) of the MB Financial Note is hereby amended and restated in its entirety as follows:

“2.       Payments and Maturity.

The unpaid Principal Sum, together with interest thereon at the rate or rates provided above, shall be payable as follows:

Commencing on October 1, 2007 and continuing on the same day of each and every month thereafter, to and including September 1, 2008, interest only;

Commencing on October 1, 2008 and continuing on the same day of each and every month thereafter, to and including December 1, 2010, principal shall be due and payable in equal monthly payments of $11,000.00, plus all accrued and unpaid interest on the outstanding principal balance; and Unless sooner paid, the unpaid Principal Sum, together with interest accrued and unpaid thereon, shall be due and payable in full on December 2, 2010.”

5.                  Borrower hereby issues, ratifies and confirms the representations, warranties and covenants contained in the MB Financial Note, as amended hereby.  Borrower agrees that this Agreement is not intended to and shall not cause a novation with respect to Loan A any or all of the obligations of Borrower under the Financing Documents.  Except as expressly modified herein, the terms, provisions and covenants of the MB Financial Note are in all other respects hereby ratified and confirmed and remain in full force and effect.

6.                  The Borrower acknowledges and warrants that the Lender has acted in good faith and has conducted in a commercially reasonable manner its relationships with the Borrower in connection with this Agreement and generally in connection with the Financing Documents and the obligations evidenced by the MB Financial Note, the Borrower hereby waiving and releasing any claims to the contrary.

7.                  The Borrower shall pay at the time this Agreement is executed and delivered all fees, commissions, costs, charges, taxes and other expenses incurred by the Lender and its counsel in connection with this Agreement, including reasonable fees and expenses of the Lender’s counsel and all recording fees, taxes and charges.

8.                  This Agreement shall be governed in all respects by the laws of the Commonwealth of Virginia and shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

9.                  This Agreement may be executed in any number of duplicate originals or counterparts, each of such duplicate originals or counterparts shall be deemed to be an original and all taken together shall constitute but one and the same instrument.  Borrower agrees that Lender may rely on a telecopy of any signature of Borrower.  Lender agrees that Borrower may rely on a telecopy of this Agreement executed by Lender.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

IN WITNESS WHEREOF, Borrower and Lender have executed this Agreement under seal as of the date and year first written above.

BORROWER:

WITNESS OR ATTEST:                                            SUNRISE CONNECTICUT AVENUE

                                                                                   ASSISTED LIVING, L.L.C.

By:      Sunrise Senior Living Investments, Inc., its sole Member

  /s/ Uma Singh                                                             By:   /s/ Julie Pangelinan                     (SEAL)

Julie Pangelinan Vice President

COMMONWEALTH OF VIRGINIA, COUNTY OF FAIRFAX, TO WIT:

On December 18, 2009, before me,   Susan Timoner                      , a Notary Public in and for the Commonwealth shown above, appeared Julie Pangelinan personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose signature is subscribed to the within instrument, and acknowledged to me that he/she executed the same in her authorized capacity as Vice President of Sunrise Senior Living Investments, Inc., sole Member of Sunrise Connecticut Avenue Assisted Living, L.L.C., and that by her signature on the instrument the entity upon behalf of which she acted, executed the instrument.

WITNESS my hand and official seal.

/s/ Susan Timoner

Notary Public

My Commission Expires:    8/31/12

My Notarial Registration Number is:   132398

LENDER:

WITNESS:                                                                  MB FINANCIAL BANK, N.A.

  /s/ Brian Robinson __________                                  By:  /s/ Jack H. Sharp                             (SEAL)

Name: Jack H. Sharp

Title: Senior Vice President

COMMONWEALTH/STATE OF   Illinois              , COUNTY/CITY OF   Cook                , TO WIT:

On December   7 , 2009, before me,   Mirsada Durakovic               , a Notary Public in and for the State shown above, appeared      Jack Sharp       personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose signature is subscribed to the within instrument, and acknowledged to me that he/she executed the same in his authorized capacity as Senior Vice President of MB Financial Bank, N.A., and that by his/her signature on the instrument the entity upon behalf of which he/she acted, executed the instrument.

WITNESS my hand and official seal.

/s/ Mirsada Durakovic

Notary Public

My Commission Expires:     7/2/12

My Notarial Registration Number is:     606393